AJ. ROBBINS, PC
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment #1 of this Registration Statement on Form SB-2 of Java Detour, Inc. our report dated February 9, 2007 relating to the consolidated financial statements of Java Detour, Inc. and Subsidiaries included in or made part of this Form SB-2 and to the reference made to our firm under the caption "Experts" included in or made part of this of this Amendment #1 of this Registration Statement on Form SB-2.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
July 24, 2007